FOR IMMEDIATE RELEASE

August 5, 2019

Health Insurance Innovations, Inc. Reports Second Quarter 2019 Results and Additional Investments in Product Diversification

Raises 2019 Adjusted Net Income per Share Guidance to $4.00 - $4.25

Net Income of $3.2 million, up 28% YOY

Adjusted EBITDA of $13.8 million, up 10% YOY

GAAP Diluted Net Income per Share of $0.20, up 43% YOY

Adjusted Net Income per Share of $0.71, up 34% YOY

Tampa, FL— August 5, 2019 — Health Insurance Innovations, Inc. (NASDAQ:HIIQ), a leading cloud-based technology platform and distributor of affordable health insurance, life insurance and supplemental plans, today announced financial results for the second quarter ended June 30, 2019. The Company will host a live conference call on Monday, August 5, 2019, at 5:00 P.M. ET.

“The second quarter marks the definitive expansion of our product offering to Medicare products. We have made a number of important investments in the space over the last two months, totaling nearly $100 million, with the intention of leveraging our expertise to truly transform our business going forward. These investments include our previously announced acquisition of TogetherHealth during the second quarter of 2019 and the subsequent consummation of two additional transactions that include an online consumer engagement platform and a distributor of insurance products. We now have in place a fully organic, end-to-end suite of technology enabled assets to drive digital and mass media consumer engagement and customer support from which to build distribution for the Medicare space.” said Gavin Southwell, President and Chief Executive Officer of Health Insurance Innovations, Inc.

In the Company’s process of cooperating with the Federal Trade Commission (FTC) regarding the policies sold by a terminated third-party distributor, the Company’s results were impacted by a change in the estimated value associated with these policies that impacted revenue in the amount of approximately $11.9 million and a reduction in associated commission expense of $9.5 million. This adjustment negatively impacted adjusted EBITDA by approximately $2.4 million net of the associated reduction of commission expense. This impact relates to policies sold prior to November 2, 2018 for the approximately one-quarter of consumers who elected to opt out of their coverage.

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Second Quarter 2019 Consolidated Financial Highlights

All comparisons are to the three months ended June 30, 2018

●	Revenue was $58.4 million, compared to revenue of $71.8 million, a decrease of 18.7% before considering the change in the estimated value of $11.9 million.

●	Net income of $3.2 million, compared to net income of $2.5 million, an increase of 28.0%.

●	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $13.8 million, compared to adjusted EBITDA of $12.5 million, an increase of 10.4%.

●	GAAP diluted net income per share was $0.20, compared to GAAP diluted net income per share of $0.14, an increase of 42.9%.

●	Adjusted net income per share was $0.71 compared to adjusted net income per share of $0.53, an increase of 34.0%.

●	Expected duration units of submitted IFPs (excluding fulfillment) of 516,300 compared to 520,700, a decrease of 0.8%.

Adjusted EBITDA and adjusted net income per share are non-GAAP financial measures. See the reconciliations of these measures to their respective most directly comparable GAAP measure below in this press release.

2019 Full Year Guidance

The Company raised its full year 2019 adjusted net income per share guidance to a range of $4.00 to $4.25, up from $3.80 to $4.05 and reaffirms 2019 annual revenue guidance in the range of $450 million to $460 million and adjusted EBITDA guidance in the range of $82 million to $87 million. The increase in projected 2019 net income per share is due to a lower diluted average share count at the end of the second quarter resulting from additional repurchases of the Company’s common stock during the second quarter.

2019 Second Quarter Financial Discussion

Second quarter revenues of $58.4 million decreased 18.7%, compared to revenue of $71.8 million in 2018. Approximately 16.6% of this decrease was attributable to a change in the estimated value associated with a one-time opt-out program for policies sold by a terminated third-party distributor during a quarter where we made significant investments and put in place building blocks for future growth.

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Third-party commission expense was $26.9 million in the second quarter of 2019, compared to $45.7 million in the same period in 2018, a decrease of 41.1%. The decrease was driven primarily by the impact of members who opted out of policies sold by a terminated third-party distributor and a favorable change in estimate of amounts owed under certain prepaid commission agreements.

Total selling, general & administrative expense (“SG&A”) was $21.4 million in the second quarter, compared to $19.7 million in the same period in 2018. Adjusted SG&A, defined as total SG&A adjusted for stock-based compensation and related costs, transaction costs, indemnity and other related legal costs, severance and restructuring and other charges, for the second quarter of 2019 was $16.0 million, compared to $12.3 million in the same period in 2018. The increase is primarily attributable to increased advertising and marketing investment in our ecommerce channel, legal and professional fees, and investments in support of our product diversification initiatives. Adjusted SG&A is a non-GAAP financial measure, and a reconciliation of total SG&A to adjusted SG&A is included below in this press release.

Net income was $3.2 million in the second quarter of 2019, compared to net income of $2.5 million in the same period in 2018. EBITDA was $8.5 million in the second quarter of 2019, compared to $5.0 million in the same period in 2018. EBITDA is a non-GAAP financial measure and a reconciliation of EBITDA to net income is included below in this press release.

Adjusted EBITDA was $13.8 million in the second quarter of 2019, compared to $12.5 million in the same period in 2018. Adjusted EBITDA is calculated by taking EBITDA and adjusting for items that are not part of regular operating activities including stock-based compensation and related costs, transaction costs, tax receivable adjustments, indemnity and other related legal costs, and severance, restructuring, and other charges. A reconciliation of net income to EBITDA and adjusted EBITDA for the three and six months ended June 30, 2019 and 2018 is included within this press release.

GAAP diluted net income per share for the second quarter of 2019 was $0.20, compared to GAAP diluted net income per share of $0.14 in the same period in 2018.

Adjusted net income per share for the second quarter of 2019 was $0.71, compared to adjusted net income per share of $0.53 in the same period in 2018. A reconciliation of net income to adjusted net income per share is included within this press release.

Cash and cash equivalents totaled $14.7 million as of June 30, 2019, an increase of $5.4 million from December 31, 2018.

On June 5, 2019, and as previously reported, the Company purchased all of the outstanding equity of the businesses known as TogetherHealth, a premier direct-to-consumer platform connecting individuals with U.S. insurance carriers through consumer acquisition and engagement primarily serving the over 65 insurance market. The transaction was consummated using a mix of cash, HIIQ stock and contingent consideration and is expected to be immediately accretive to the Company’s earnings. The purchase consideration, subject to certain adjustments, includes approximately $50 million of cash and 630,000 shares of HIIQ Class A common stock, and a five-year earnout provision based on the future performance of the acquired businesses.

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The Company entered into a $215 million credit agreement on June 5, 2019 with a syndicate of banks, with Bank of America, N.A. as Administrative Agent and BofA Securities, Inc. and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers and Joint Bookrunners. The credit agreement will mature in June 2022 and includes a $150 million funded term loan and $65 million in available revolving facility, none of which was drawn as of June 30, 2019.

The Company repurchased 630,000 shares of its common stock during the second quarter of 2019, for $18.6 million, as part of its previously announced share repurchase program. The Company has $75.4 million remaining under its $200 million share repurchase authorization.

Conference Call and Webcast

The Company will host an earnings conference call on August 5, 2019 at 5:00 P.M. Eastern time. All interested parties can join the call by dialing (877) 451-6152 or (201) 389-0879; the conference ID is 13692830. An archive of the call will be available on Health Insurance Innovations’ website, HIIQ.com, for 30 days beginning on Monday, August 5, 2019, 8:00 PM ET.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leading cloud-based technology platform and distributor of innovative health and life insurance products that are affordable and meet the needs of consumers. HIIQ helps develop insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of third-party licensed insurance agents across the nation, its call center network and its unique multi-channel, customer engagement and support capabilities. Additional information about HIIQ can be found at HIIQ.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for products offered through our platform, our ability to integrate acquired businesses and assets and recognize the intended benefits from them, regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements will be discussed in HIIQ’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Information

To supplement HIIQ’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, HIIQ presents certain financial measures that are not prepared in accordance with GAAP, including premium equivalents, EBITDA, adjusted EBITDA, adjusted EPS, and adjusted SG&A. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

HIIQ is presenting these non-GAAP financial measures to assist investors in seeing HIIQ’s operating results through the eyes of management and because HIIQ’s believes that these measures provide a useful tool for investors to use in assessing HIIQ’s operating performance against prior period operating results and against business objectives. HIIQ uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. HIIQ has not reconciled adjusted EBITDA guidance or adjusted EPS guidance to GAAP net income or GAAP net income per diluted share, respectively, because HIIQ does not provide guidance for the reconciling items between these measures and GAAP net income or GAAP net income per diluted share, respectively. As certain of the items that impact GAAP net income and/or GAAP net income per diluted share cannot be reasonably predicted at this time, HIIQ is unable to provide such guidance. Accordingly, a reconciliation to GAAP net income or GAAP net income per diluted share is not available without unreasonable effort.

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,695	$9,321
Restricted cash	18,843	16,678
Accounts receivable, net, prepaid expenses and other current assets	2,445	2,108
Advanced commissions, net	27,950	29,867
Contract asset, net	161,817	165,494
Total current assets	225,750	223,468
Long-term contract asset, net	138,830	132,566
Property and equipment, net	4,969	5,134
Goodwill	95,738	41,076
Intangible assets, net	15,978	4,217
Deferred tax assets	26,230	25,967
Other assets	659	61
Total assets	$508,154	$432,489

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$29,383	$32,397
Commissions payable, net	95,325	106,608
Income taxes payable	11,847	15,586
Short-term debt, net	6,862	—
Due to member	8,213	7,978
Contingent consideration	2,449	—
Other current liabilities	511	422
Total current liabilities	154,590	162,991
Long-term commissions payable, net	76,560	84,716
Long-term contingent consideration	10,975	—
Long-term debt, net	141,232	15,000
Due to member	26,210	25,693
Other liabilities	1,238	621
Total liabilities	410,805	289,021
Commitments and contingencies
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 15,719,217 and 14,425,824 shares issued as of June 30, 2019 and December 31, 2018, respectively; 11,778,253 and 12,387,349 shares outstanding as of June 30, 2019 and December 31, 2018, respectively)	16	14
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 2,416,667 and 2,541,667 shares issued and outstanding as of June 30, 2019 and December 31, 2018 respectively)	2	3
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2019 and December 31, 2018)	—	—
Additional paid-in capital	107,781	94,194
Treasury stock, at cost (3,940,964 and 2,038,475 shares as of June 30, 2019 and December 31, 2018, respectively)	(127,979)	(67,185)
Retained earnings	84,422	80,804
Total Health Insurance Innovations, Inc. stockholders’ equity	64,242	107,830
Noncontrolling interests	33,107	35,638
Total stockholders’ equity	97,349	143,468
Total liabilities and stockholders’ equity	$508,154	$432,489

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$58,356	$71,782	$145,682	$147,713
Operating expenses:
Third-party commissions	26,910	45,658	87,581	91,163
Credit card and ACH fees	1,582	1,371	3,105	2,748
Selling, general and administrative	21,373	19,724	40,032	35,937
Depreciation and amortization	1,639	1,220	2,771	2,385
Total operating expenses	51,504	67,973	133,489	132,233
Income from operations	6,852	3,809	12,193	15,480

Other expense (income):
Interest expense (income)	1,349	(28)	1,694	(54)
Other expense	(17)	31	—	59
Net income before income taxes	5,520	3,806	10,499	15,475
Provision for income taxes	2,290	1,279	5,087	6,296
Net income	3,230	2,527	5,412	9,179
Net income attributable to noncontrolling interests	943	728	1,794	2,772
Net income attributable to Health Insurance Innovations, Inc.	$2,287	$1,799	$3,618	$6,407

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$0.22	$0.15	$0.33	$0.54
Diluted	$0.20	$0.14	$0.30	$0.50
Weighted average Class A common shares outstanding
Basic	10,596,833	11,934,760	10,990,474	11,763,221
Diluted	11,487,774	13,175,814	11,978,065	12,917,999

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

($ in thousands)

	Six Months Ended June 30,
	2019	2018
Operating activities:
Net income	$5,412	$9,179
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Stock-based compensation	4,733	6,160
Depreciation and amortization	2,771	2,385
Deferred income taxes	346	632
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, prepaid expenses and other assets	(603)	556
Decrease in advanced commissions	1,916	8,004
Increase in income taxes receivable	—	—
Decrease (increase) in contract asset, net	5,213	(7,304)
(Decrease) increase in income taxes payable	(3,739)	452
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(5,569)	(3,971)
Decrease in commissions payable, net	(19,439)	47
Net cash (used in) provided by operating activities	(8,959)	16,140
Investing activities:
Business acquisition, net of cash acquired	(47,319)	—
Capitalized internal-use software	(854)	(880)
Purchases of property and equipment	(285)	(223)
Net cash used in investing activities	(48,458)	(1,103)
Financing activities:
Proceeds from borrowing of debt, net of issuance costs	198,094	—
Repayment on borrowings of debt	(65,000)	—
Payments related to tax withholding for share-based compensation	(1,889)	(1,310)
Issuances of Class A common stock under equity compensation plans	—	4
Purchases of Class A common stock pursuant to share repurchase plan	(63,916)	(3,801)
Distributions to member	(2,333)	(983)
Net cash provided by (used in) financing activities	64,956	(6,090)
Net increase in cash and cash equivalents, and restricted cash	7,539	8,947
Cash and cash equivalents, and restricted cash at beginning of period	25,999	55,827
Cash and cash equivalents, and restricted cash at end of period	$33,538	$64,774

Supplemental cash flow information:
Cash paid during the period for:
Income taxes, net	$8,490	$5,321
Interest	1,328	6
Non-cash investing activities:
Business acquisition - equity consideration	$11,783	$—
Capitalized stock-based compensation	234	343
Non-cash financing activities:
Change in due to member related to Exchange Agreement	$517	$9,989
Change in deferred tax asset related to Exchange Agreement	(609)	(11,118)
Issuance of Class A common stock in a private offering related to Exchange Agreement	1,849	9,175
Exchange of Class B membership interests related to Exchange Agreement	(1,758)	(8,047)
Declared but unpaid distribution to member of Health Plan Intermediaries, LLC	235	1,200

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$3,230	$2,527	$5,412	$9,179
Interest expense (income)	1,349	(28)	1,694	(54)
Depreciation and amortization	1,639	1,220	2,771	2,385
Provision for income taxes	2,290	1,279	5,087	6,296
EBITDA	8,508	4,998	14,964	17,806
Stock-based compensation and related costs	3,009	3,601	4,871	6,265
Transaction costs	1,086	163	1,360	219
Indemnity and other related legal costs	903	745	1,575	1,033
Severance, restructuring and other charges	338	2,952	341	2,952
Adjusted EBITDA	$13,844	$12,459	$23,111	$28,275

Reconciliation of Net Income to Adjusted Net Income per Share

(unaudited)

($ in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$3,230	$2,527	$5,412	$9,179
Interest expense (income)	1,349	(28)	1,694	(54)
Amortization	864	464	1,199	927
Provision for income taxes	2,290	1,279	5,087	6,296
Stock-based compensation and related costs	3,009	3,601	4,871	6,265
Transaction costs	1,086	163	1,360	219
Indemnity and other related legal costs	903	745	1,575	1,033
Severance, restructuring and other charges	338	2,952	341	2,952
Adjusted pre-tax income	13,069	11,703	21,539	26,817
Pro forma income taxes	(3,137)	(2,809)	(5,169)	(6,436)
Adjusted net income	$9,932	$8,894	$16,370	$20,381
Total weighted average diluted share count	13,903	16,675	14,863	16,587
Adjusted net income per share	$0.71	$0.53	$1.10	$1.23

(1)	EBITDA is defined as net income before interest, income taxes and depreciation and amortization. We have included EBITDA in this report because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our business. However, EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(2)	To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items such as stock-based compensation and related costs, and items that are not generally a part of regular operating activities, including tax receivable adjustments, indemnity and other related legal costs, and severance, restructuring, and acquisition costs. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(3)	To calculate adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense, items such as stock-based compensation and related costs, and other items that are not generally a part of regular operating activities, including, tax receivable adjustments, indemnity and other related legal costs, severance, restructuring, and acquisition costs. From adjusted pre-tax net income, we apply a pro forma tax expense calculated at an assumed rate of 24%, which consists of the maximum federal corporate rate of 21%, with an assumed 3% state tax rate. We believe that when measuring Company and executive performance against the adjusted net income measure, applying a pro forma tax rate better reflects the performance of the Company without regard to the Company’s organizational tax structure. We have included adjusted net income in this report because it is a key performance measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors, and other interested parties in their evaluation of the Company. Other companies may calculate this measure differently than we do. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per share as reported under GAAP.

(4)	Adjusted net income per share is computed by dividing adjusted net income by the total number of weighted-average diluted Class A and weighted-average Class B shares of our common stock for each period. We have included adjusted net income per share in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate this measure differently than we do. Adjusted net income per share has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for earnings per share as reported under GAAP.

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Disaggregated Revenue –

The following table presents our revenue, disaggregated by major product type and timing of revenue recognition, for the three months ended June 30, 2019 ($ in thousands):

	Three Months Ended June 30, 2019			Six Months Ended June 30, 2019
	Sales and marketing services	Member management	Total	Sales and marketing services	Member management	Total
Revenue by Source
Commission revenue(1)
STM	$21,758	$1,014	$22,772	$53,857	$1,898	$55,755
HBIP	14,152	1,691	15,843	42,480	3,488	45,968
Supplemental	15,522	1,143	16,665	37,137	2,255	39,392
Medicare revenue	1,203	—	1,203	1,203	—	1,203
Services revenue	—	957	957	—	2,125	2,125
Consumer engagement revenue	916	—	916	1,239	—	1,239
Total revenue	$53,551	$4,805	$58,356	$135,916	$9,766	$145,682

Timing of Revenue Recognition
Transferred at a point in time	$53,551	$—	$53,551	$135,916	$—	$135,916
Transferred over time	—	4,805	4,805	—	9,766	9,766
Total revenue	$53,551	$4,805	$58,356	$135,916	$9,766	$145,682

(1)	For the purposes of disaggregated revenue presentation, when additional Discount Benefit products are sold with an STM, HBIP, or supplemental product, the associated revenue for the Discount Benefit products are reported within the STM, HBIP, or supplemental product category depicted within the table.

Reconciliation of Premium Equivalents to Revenues

(unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Premium equivalents	$97,262	$112,370	$244,936	$227,952
Less risk premium	37,086	38,723	95,514	76,694
Less amounts earned by third party obligors	1,820	1,865	3,740	3,545
Revenues	$58,356	$71,782	$145,682	$147,713

Premium equivalents. We define this metric as our total expected lifetime collections for our sales and marketing performance obligation, including the combination of premiums, fees for discount benefit plans, enrollment fees, and third-party commissions. This metric also includes current period revenue from our member management performance obligation. We have included premium equivalents in this report because, while diminishing in importance since the adoption of ASC 606, it has historically been a key measure used by our management to understand and evaluate our core operating performance and trends.

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Summary of Selected Metrics

(unaudited)

	IFP Expected Duration Units by Distribution Source:
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change (%)	2019	2018	Change (%)
Third-party Distribution(1)	438,000	448,100	(2)%	1,027,800	942,400	9%
Owned Distribution	78,300	72,600	8%	168,500	146,200	15%
Total (excluding fulfillment only)	516,300	520,700	(1)%	1,196,300	1,088,600	10%
Fulfillment only(2)	0	64,200	(100)%	12,100	196,200	(94)%
Total	516,300	584,900	(12)%	1,208,400	1,284,800	(6)%

	IFP Expected Duration Units by eCommerce Source:
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change (%)	2019	2018	Change (%)
Owned eCommerce	54,800	46,600	18%	118,700	98,900	20%
Third-party eCommerce	28,600	33,700	(15)%	72,300	57,100	27%
Total eCommerce	83,400	80,300	4%	191,000	156,000	22%
All other(1)	432,900	440,400	(2)%	1,005,300	932,600	8%
Total (excluding fulfillment only)	516,300	520,700	(1)%	1,196,300	1,088,600	10%
Fulfillment only(2)	0	64,200	(100)%	12,100	196,200	(94)%
Total	516,300	584,900	(12)%	1,208,400	1,284,800	(6)%

(1)	Excludes policies from a business previously managed by a third party that the Company took over in June 2018. These policies were excluded as the revenue was recognized as part of the member management performance obligation only.
(2)	Represents de-emphasized products where the Company outsourced all sales and marketing obligations and some member management services. The Company terminated these fulfillment only arrangements in December, 2018.

Expected Duration Units. An expected duration unit (“EDU”) represents the cumulative number of months the Company expects to collect from each policy submitted during the period. This metric is important because the vast majority of our revenues (approximately 95%) are recognized up front at the time the policy is sold. This portion of revenue represents the total amount of premiums we expect to collect, net of risk premiums paid to carriers and amounts earned by third party obligors, over the life of each policy sold. Our expected duration units are an important indicator of our expected revenues. We have included expected duration units in this report because it is a key measure used by our management to understand and evaluate our core revenue performance and trends, to prepare our annual budget, and to develop short- and long-term operational plans. In particular, the inclusion of expected duration units can provide a useful measure for period-to-period comparisons of our business. Expected duration units has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

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	Submitted IFP Applications by Distribution Source:
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change (%)	2019	2018	Change (%)
Third-party distribution	49,000	59,500	(18)%	112,000	119,200	(6)%
Owned distribution	11,400	18,300	(38)%	24,100	37,400	(36)%
Total (excl. Fulfillment only)	60,400	77,800	(22)%	136,100	156,600	(13)%
Fulfillment only (1)	0	7,000	(100)%	1,100	20,200	(95)%
Total	60,400	84,800	(29)%	137,200	176,800	(22)%

	Submitted IFP Applications by eCommerce Source:
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change (%)	2019	2018	Change (%)
Owned eCommerce	8,600	15,000	(43)%	18,200	31,400	(42)%
Third-party eCommerce	3,200	3,700	(14)%	7,800	6,100	28%
Total eCommerce	11,800	18,700	(37)%	26,000	37,500	(31)%
All other	48,600	59,100	(18)%	110,100	119,100	(8)%
Total (excluding fulfillment only)	60,400	77,800	(22)%	136,100	156,600	(13)%
Fulfillment only(1)	0	7,000	(100)%	1,100	20,200	(95)%
Total	60,400	84,800	(29)%	137,200	176,800	(22)%

(1)	Represents de-emphasized products where the Company outsourced all sales and marketing obligations and some member management services. The Company terminated these fulfillment only arrangements in December, 2018.

Submitted Applications. Our submitted applications are an important input of our expected revenues. A member may be enrolled in more than one policy or discount benefit plan simultaneously. We have included submitted applications in this report because in conjunction with expected duration units, it is a key measure used by our management to understand and evaluate our core revenue performance and trends, to prepare our annual budget and to develop short- and long-term operational plans. In particular, the inclusion of submitted applications can provide a useful measure for period-to-period comparisons of our business.

Constrained Lifetime Value per Submitted Application

($, except # of submitted applications):

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
	Revenue per Submitted Application	# of Submitted Applications	Revenue per Submitted Applications	# of Submitted Applications (1)
Short Term Medical <12 months	$299	9,800	$442	36,000
Short Term Medical ≥12 months	891	20,800	490	300
Total Short Term Medical	701	30,600	442	36,300
Health Benefit Plans	706	30,800	770	41,500
Supplemental	314	55,900	311	58,000
Total (excl. Fulfillment only)	$518	117,300	$487	135,800

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	Six Months Ended June 30, 2019		Six Months Ended June 30, 2018
	Revenue per Submitted Application	# of Submitted Applications	Revenue per Submitted Applications	# of Submitted Applications (1)
Short Term Medical <12 months	$322	20,500	$406	71,000
Short Term Medical ≥12 months	933	50,500	589	600
Total Short Term Medical	757	71,000	408	71,600
Health Benefit Plans	759	66,100	827	85,000
Supplemental	309	123,600	315	122,700
Total (excl. Fulfillment only)	$545	260,700	$495	279,300

(1)	Excludes policies from a business previously managed by a third party that the Company took over in June 2018. These policies were excluded as the revenue was recognized as part of the member management performance obligation only.

Constrained Lifetime Value per Submitted Application (“LVSA”). We have included LVSA in this report because it is a key measure used by our management to understand and evaluate our core revenue performance and trends, to prepare our annual budget and to develop short- and long-term operational plans. LVSA calculates the constrained lifetime value of both the sales and marketing performance obligation and the member management performance obligation expected to be recognized over the life of the product divided by the number of submitted applications received during the period. Total LVSA excludes the fulfillment-only applications that represent low margin products where the Company outsourced all sales and marketing obligations and some of its member management services. We believe that excluding these fulfillment-only applications from LVSA provides greater insight into our core operations. The inclusion of LVSA can provide a useful measure for period-to-period comparisons of our business. LVSA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Adjusted SG&A

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Total SG&A	$21,373	$19,724	$40,032	$35,937
Less Stock-based compensation and related costs	3,009	3,601	4,871	6,265
Less Transaction costs	1,086	163	1,360	219
Less Indemnity and other related legal costs	903	745	1,575	1,033
Less Severance, restructuring and other charges	338	2,952	341	2,952
Adjusted SG&A	$16,037	$12,263	$31,885	$25,468

Adjusted SG&A is defined as total SG&A adjusted for stock-based compensation and related costs, transaction costs, indemnity and other related legal costs, severance, restructuring and other charges.

Contacts:

Health Insurance Innovations, Inc.:

Michael Hershberger

Chief Financial Officer

(813) 397-1187

mhershberger@hiiq.com

Investor Contact:

Westwicke

Bob East

Jordan Kohnstam

Asher Dewhurst

(443) 213-0500

hiiq@westwicke.com

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